Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS'


We hereby consent to the inclusion in Form SB-2 Registation Statement of Commercial Concepts, Inc. filed on or about June 20, 2001, of our independent auditors' report dated May 17, 2000, on our audit of the financial statements of Commercial Concepts, Inc. for the year ended February 29, 2000.


Fitzgerald Sanders, LLC

/s/  Fitzgerald Sanders, LLC

Salt Lake City, Utah
June 20, 2001